UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2012 (June 30, 2012)

Oxford Resource Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH		43215
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas T. Ungurean (“Mr. Thomas Ungurean”), an officer of Oxford Resources GP, LLC, the general partner of the Registrant (the “General Partner”), and other affiliates of the Registrant, indicated to the General Partner that he would like to step down from management and limit his time commitment to the Registrant and its affiliates. Given that, the General Partner and Mr. Thomas Ungurean agreed that the General Partner would accept his resignation as an officer of the General Partner and other affiliates of the Registrant and continue his employment thereafter with the General Partner under an appropriate part-time, at-will arrangement following termination of his employment agreement with the General Partner, all effective as of June 30, 2012. The Compensation Committee of the Board of Directors of the General Partner determined that such action by the General Partner was appropriate and in the best interests of the Registrant and its affiliates, and recommended the same to the Board of Directors of the General Partner which acted to approve the same.

In implementing this action, on June 30, 2012, Mr. Thomas Ungurean resigned his positions as an officer of the General Partner and other affiliates of the Registrant, including his position as Senior Vice President, Equipment, Procurement and Maintenance of the General Partner and certain other affiliates of the Registrant, and the General Partner entered into an Officer Resignation and Termination of Employment Agreement with Mr. Thomas Ungurean pursuant to which the General Partner and Mr. Thomas Ungurean agreed to the termination of the existing employment agreement between them. Mr. Thomas Ungurean is continuing his employment with the General Partner on a part-time, at-will basis in a non-executive capacity. In such capacity, Mr. Thomas Ungurean is receiving a salary and benefits commensurate with his duties and time commitment.

The description of Mr. Thomas Ungurean’s resignation as an officer and the termination of his employment agreement as set forth in this report is qualified in its entirety by reference to the actual terms of the Officer Resignation and Termination of Employment Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1         Officer Resignation and Termination of Employment Agreement dated as of June 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

	By:	Oxford Resources GP, LLC, its general partner

Dated: July 6, 2012		By:	/s/ Daniel M. Maher
			Name:	Daniel M. Maher
			Title:	Senior Vice President and Chief Legal Officer